UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement
Tool Purchase and Informatics License Agreement, Amendment to CDP Agreement with First Solar

On February 6, 2013, we entered into a Tool Purchase and Informatics License Agreement (the “Purchase Agreement”) with First Solar, Inc. (“First Solar”).

Under the Purchase Agreement, First Solar will purchase certain equipment and we will grant First Solar non-exclusive licenses to our proprietary HPC platform and to our proprietary Informatics software, for use solely with the purchased equipment for a fixed period. We will also provide warranty services on the equipment under the Purchase Agreement.

In connection with the signing of the Purchase Agreement, we amended the Collaborative Development Program agreement that we entered into with First Solar in December 2012 (the “CDP Agreement”). The amendment modifies certain terms of the CDP Agreement to reflect the parties entering into the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the amended CDP Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, which will subsequently be filed as exhibits to our 2012 Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: February 11, 2013	By:	/s/ Sandeep Jaggi
Sandeep Jaggi
Senior Vice President and General Counsel